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                                                                   Exhibit 10.45

                          STRATEGIC ALLIANCE AGREEMENT

      This STRATEGIC ALLIANCE AGREEMENT ("Agreement") is made and entered into as of October 4, 2002 between LITHIUM TECHNOLOGY CORPORATION, a Delaware Corporation ("LTC") having a place of business at 5115 Campus Drive, Plymouth Meeting, Pennsylvania 19462-1129, USA; and GAIA AKKUMULATORENWERKE GMBH, a German Corporation ("GAIA") having its address at Montaniastarsse 17, D-99734 Nordhausen, Germany.

      WHEREAS, LTC is a publicly-traded, pre-production stage party engaged in the development and manufacture of lithium-ion and lithium polymer batteries; and

      WHEREAS, GAIA is a pre-production stage party engaged in development and manufacture of lithium polymer batteries; and

      WHEREAS, LTC and Arch Hill Real Estate N.V. (formerly named Hill Gate Capital N.V.) have entered into a Share Exchange Agreement (the "Share Exchange Agreement") dated June 7, 2002 (the "Share Exchange ");

      WHEREAS, the execution and delivery of this Agreement is a condition to the Share Exchange; and

      WHEREAS, LTC and GAIA share the conviction and vision that the combination of their respective technologies, products, personnel, plants, operations and marketing contacts provides a unique opportunity for successful penetration of the global rechargeable lithium battery marketplace.

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    DEFINITIONS

      1.1 Lithium Batteries shall mean any and all types of lithium-ion batteries, lithium polymer batteries and other lithium batteries.

      1.2 Technology shall mean inventions, patents, know-how, trade secrets, technical information, data, manufacturing processes, designs, ideas, and the like.

      1.3 LTC Technology shall mean all Technology developed by LTC prior to or during the term of this Agreement.

      1.4 GAIA Technology shall mean all Technology developed by GAIA prior to or during the term of this Agreement.

      1.5 Party shall mean LTC or GAIA or when used in the plural LTC and GAIA.
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      1.6 Plan shall mean the joint business plan of the Parties set forth in
Section 3.1 of this Agreement.

      1.7 Strategic Alliance Technology shall mean Technology developed during the term of this Agreement jointly by LTC and GAIA as set forth in Section 4.1 of this Agreement.

2.    STRATEGIC ALLIANCE.

      2.1 Strategic Alliance. LTC and GAIA hereby create a Strategic Alliance to pursue the research, development, production, marketing, sales and distribution of Lithium Batteries as a collaborative effort. As parties to the Strategic Alliance, each Party agrees to devote its resources and channel its efforts to achieve the goals of the Strategic Alliance as set forth in this Agreement and the Plan.

      2.2 Meetings. LTC and GAIA shall meet at least semi-annually each year or more often as may be necessary for the Parties to discharge their responsibilities hereunder with at least the Chief Executive Officer of LTC and GAIA, or his designee, in attendance. Meetings shall be at times and places agreed to by the Parties and may be conducted in person, by telephone, or in any other manner as the Parties shall agree. At its meetings, LTC and GAIA shall formulate objectives and monitor the progress of the Plan.

      2.3 Communications. Both Parties affirm their mutual intention insofar as practicable to develop/issue joint press releases, common marketing/investor information packages and an integrated website.

3.    STRATEGIC BUSINESS PLAN

      3.1 Strategic Business Plan.

      (a) No later that thirty days after the date of this Agreement and no less frequently than semi-annually after the commencement of this Agreement, Parties shall meet to formulate/approve a detailed plan for the research, development, production, marketing, sales and distribution of Lithium Battery technology and products by LTC and GAIA, and any other matters agreed to by the Parties, during the Term of this Agreement (the "Plan"). At a minimum, the Plan shall include: overall business strategy; statement of capabilities; target markets, customers and products; specific projects to be pursued jointly and/or separately by each Party; competitive analysis; and financial forecasts.

      (b) Upon agreement of the Parties to the Plan, a copy of the Plan shall be made part of this Agreement. The Plan may be modified or amended at any time by the Parties.

      (c) LTC and GAIA shall use their reasonable best efforts to collaborate and achieve the objectives set forth in this Agreement and in the Plan and to complete the actions for which is responsible as described in the Plan.


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      (d)   LTC and GAIA shall keep and maintain complete and accurate records of all work done in connection with the Plan and prepare and supply to each other written reports with respect to work performed by such Party under the Plan at August 31, 2002 and at the end each three month period thereafter during the Term of this Agreement. Each Party shall consult with the other Party from time to time on such Party's progress under the Plan.

      3.2 Day-to-Day Coordination. The Chief Executive Officers of LTC and GAIA shall establish appropriate procedures and mechanisms for regular and frequent conference calls and reciprocal site visits to assure a smooth and seamless interaction on all technology, business, marketing/customer contact, and financial matters relating to the Plan.

      3.3 Expenses. Except as set forth in the Plan, each Party shall be responsible for its own expenses.

      3.4 Exchange of Information. LTC and GAIA shall exchange technical, sales, marketing, competitive analysis and other information and shall provide assistance and training to the other, in each case as shall be necessary to carry out the collaborative efforts contemplated by the Plan. All information transferred, provided or exchanged under this Agreement shall be subject to the confidentiality requirements set forth in Section 8 of this Agreement. To further promote the purpose of the Plan, each Party shall actively collaborate with the other Party by disclosing to such other Party on a regular and periodic basis such technical and other information developed by such Party during the Term of this Agreement. Each Party shall permit representatives of the other Party to inspect such Party's facilities and all technical, sales and marketing reports, memoranda, and other documents relating to work performed pursuant to this Agreement and the Plan, and to make copies of any and all such reports, memoranda and other documents.

4.    INTELLECTUAL PROPERTY

      4.1 Ownership of Technology. As determined in accordance with the rules of inventorship, each Party shall have sole ownership of all Technology invented, discovered or developed solely by it, by its employees, or by its agents prior to and during the Term of this Agreement. LTC and GAIA shall each own jointly and equally with the other Party all Technology invented, discovered or developed jointly by the Parties, their employees or agents during the Term of this Agreement ("Strategic Alliance Technology"). Accordingly, LTC shall own all LTC Technology, GAIA shall own all GAIA Technology, and both LTC and GAIA shall own all Strategic Alliance Technology.

      4.2 License of LTC Technology. Subject to all the terms and conditions of this Agreement, LTC hereby grants to GAIA a worldwide, non-sublicensable, royalty-free license of all LTC Technology.

      4.3 License of GAIA Technology. Subject to all the terms and conditions of this Agreement, GAIA hereby grants to LTC a worldwide, non-sublicensable, royalty-free license of all GAIA Technology.


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      4.4 Non-Alienation of Technology. Neither Party shall sell, transfer, divest or license to any third Party, in whole or in part, any Strategic Alliance Technology or any interest in the Technology that is the subject of any license set forth in Sections 4.2 or 4.3 without the written consent of the other Party, provided, however, that nothing herein shall affect or limit any license or agreement existing as of the commencement of this Agreement relating to any such Technology.

      4.5 Limitation on Exchange of Information. This Agreement shall not be deemed to obligate either Party to import or communicate to the other such information which it shall have obtained from, or in conjunction with, another not a Party to this Agreement under such circumstances as would constitute a breach of confidence or good business ethics, or bad faith, provided, however, that neither Party shall enter into agreements with third parties obligating them not to disclose to the other Party any information that would normally be communicated to the other under the terms of this Agreement.

      4.6 Employee Assignments. LTC and GAIA each represent that with respect to each of its employees and agents who are or may be engaged in work under the Plan, it will use its reasonable best efforts to obtain (a) an agreement to disclose and assign to the Party that has employed or engaged such person, or its nominee or nominees, all inventions made by such employee or agent during the course of his employment or association with the Party and (b) execution, acknowledgement, and delivery by such employee or agent of all papers, including applications for patents, that may be necessary to obtain patents for said inventions in any and all countries and to vest title thereto in the Party (and an agreement by such employee or agent to do all acts possible to assist the Party in establishing and enforcing its aforementioned rights to such inventions).

5.    PUBLICATION, PATENTS AND PATENT APPLICATIONS

      5.1 Publication.

      (a) During the term of this Agreement, LTC and GAIA each acknowledge the other Party's interest in publishing certain of its results. Each Party also recognizes the mutual interest in obtaining valid patent protection and maintaining as confidential any (i) nonpatentable Technology or (ii) Technology (patentable or not) which is chosen to be maintained as confidential because of difficulty in ascertaining the practice of such Technology by an unauthorized person or entity, which in either case would have commercial value when undisclosed. Consequently, either Party, its employees, or consultants wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed by such Party during the term of this Agreement (the "Publishing Party") shall transmit to the other Party (the "Reviewing Party") a copy of the proposed written publication at least sixty (60) days prior to submission for publication, or an outline of such oral disclosure at least thirty (30) days prior to presentation. The Reviewing Party shall have the right (a) to propose modifications to the publication for patent or other reasons, and (b) to request a delay in publication in order to protect patentable information.


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      (b)   If the Reviewing Party requests such a delay, the Publishing Party shall delay submission or presentation of the publication for a period of ninety (90) days to enable patent applications protecting each Party's rights in such information to be filed in accordance with this Agreement. If the Reviewing Party reasonably claims that such information, whether or not patentable, may have significant commercial value and can be maintained as a trade secret, the Publishing Party shall publish or disclose only such information which would not adversely affect such commercial value. Upon the expiration of sixty (60) days or thirty (30) days from transmission to the Reviewing Party, the Publishing Party shall be free to proceed with the written publication or the presentation, respectively, unless the Reviewing Party has requested the delay described below.

      5.2 Patent Application, Prosecution, and Maintenance. Each Party shall have full responsibility for the application, prosecution, and maintenance of patents and/or patent applications worldwide for those inventions which are solely owned by such Party (as set forth in Section 4.1). Each Party will advise the other Party of the countries within the advising Party's territory in which to file and prosecute patent applications and maintain patents. Unless the Parties determine otherwise, all patent applications relating to LTC Technology, GAIA Technology and Strategic Alliance Technology shall be filed in the United States and Germany. The Parties will determine which Party shall have responsibility for the application, prosecution and maintenance of patents and/or patent applications worldwide for the Strategic Alliance Technology. LTC will be the owner of any resulting patents, approvals or licenses issued by any governmental entity relating to any LTC Technology. GAIA will be the owner of any resulting patents, approvals or licenses issued by any governmental entity relating to any GAIA Technology. LTC and GAIA will be co-owners on an equal basis, of any resulting patents, approvals or licenses issued by any governmental entity relating to any Strategic Alliance Technology.

      5.3 Expenses. During the term of this Agreement, each Party shall be responsible for all outside fees and out-of-pocket costs and expenses incurred by such Party in filing, prosecuting, and maintaining patents and applications related to Technology owned by such Party. The Parties shall determine the payment of outside fees and out-of-pocket costs and expenses incurred in connection with filing, prosecuting and maintaining patents and applications relating to Strategic Alliance Technology.

      5.4 Assistance. Each Party agrees to assist the other Party in every way, including the execution of all proper documents requested by the filing Party. In the event that the filing Party is unable for any reason to secure the nonfiling Party's signature to any lawful and necessary documents required to apply for, obtain, or maintain any patent or patent application, each Party hereby irrevocably designates and appoints the other Party and its duly authorized officers and agents, as its agents and attorneys-in-fact to act for and in its behalf and instead of itself to execute and file any such document and to do all other lawfully permitted acts to apply for, obtain, and maintain any such patents and patent applications with the same legal force and effect as if executed by the nonfiling Party.

      5.5 Patent Suits and Actions. LTC and GAIA shall have the right to bring and maintain any appropriate suit or action for infringement of any patent or other right with respect to Technology


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owned by such Party. The Parties shall determine which Party shall bring, defend or maintain any suit or action related to Strategic Alliance Technology (the "Defending Party") and how any amounts recovered in such action or suit shall be distributed. The Party other than the Defending Party may join the Defending Party in any suit or action related to Strategic Alliance Technology.

6.    TERM AND TERMINATION

      6.1 Term. This Agreement (including the licenses and rights granted under this Agreement) shall come into effect as of the date hereof and shall remain in full force and effect until the earlier of (a) the mutual consent of both parties; (b) the liquidation or dissolution of either Party; or (c) termination pursuant to Section 6.2.

      6.2 Default. In the event that a Party (the "Defaulting Party") shall (a) become bankrupt or insolvent, or file a petition in bankruptcy or make a general assignment for the benefit of creditors or otherwise acknowledge insolvency, or be adjudged bankrupt; (b) go or be placed in a process of complete liquidation other than for an amalgamation or reconstructions; (c) suffer the appointment of a receiver for any substantial portion of its business who shall not be discharged within sixty days after his appointment or (d) breach any material provision of this Agreement and failed to cure such breach within thirty (30) days written notice thereof by the other Party, which notice shall include a reasonably detailed explanation of the default and the actions required to be undertaken to cure such default, then and in any event the other Party, at its option may terminate its obligation to and the rights of the Defaulting Party under this Agreement upon ten days' written notice to the Defaulting Party and such termination shall take effect as of the occurrence on the event giving rise to the option to terminate.

7.    COVENANTS, REPRESENTATIONS AND WARRANTIES

      7.1 Authorization. Each Party warrants and represents to the other that it has the legal rights and power to extend the rights and licenses granted to the other in this Agreement, that each has the full right to enter into this Agreement, and to fully perform its obligations hereunder, and that neither has made nor will make any commitments to others in conflict with or in derogation of such rights or this Agreement. Each Party further represents to the other that it is not aware of any legal obstacles, including patent rights of others, which could prevent either Party from carrying out the provisions of this Agreement.

      7.2 Legislative and Regulatory Requirements. Each Party covenants to the other that it shall fully comply in all material respects with any legislative and regulatory requirements (including any regulations, statutory or otherwise, relating to environmental controls) directly or indirectly applicable to the performance of its obligations hereunder, including but not limited to export regulations, export embargoes and export licensing provisions. Each Party shall use its reasonable best efforts to notify the other Party of such regulations, and any changes thereto.

      7.3 Supplier and Manufacturing Agreement. The Parties shall enter into mutually acceptable manufacturing, supply, and other agreements as specified from time to time under the Plan. Such separate agreements shall provide the specifications, price and other necessary and customary terms and conditions to such agreements that the Parties shall negotiate in good faith.


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      7.4 Continuation. All covenants given under this Agreement are continuing covenants that must be maintained as valid by the issuing Party on an on-going and continuous basis throughout the term of this Agreement.

      7.5 Corporate Existence. Each Party will maintain its corporate existence in good standing and comply in all material respects with all applicable laws and regulations where failure to so comply would have a material adverse impact on the Party or its business or operations.

      7.6 Accounting and Internal Controls.

      (a) Each Party shall conduct the business of such Party at all times in accordance with high standards of business ethics and maintain the Party's accounts in accordance with generally accepted accounting principles consistently and shall:

            (i) maintain full and accurate books, records and accounts which shall, in reasonable detail, accurately and fairly reflect all transactions of the Party in such manner as is required by applicable law; and

            (ii) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with general or specific authorizations and transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, and to maintain accountability for assets.

      (b) The Parties will employ one firm of certified public accountants, who are "independent" within the meaning of the accounting regulations of the United States Securities and Exchange Commission (the "SEC") of recognized national standing, selected by the Committee (the "Approved Accountants"). Each Party will have annual audits made by the Approved Accountants, in the course of which such accountants shall make such examinations in accordance with U.S. Generally Accepted Auditing Standards ("US GAAP"), in U.S. dollars and in English.

      7.7 Financial Information.

      (a) Each Party will furnish to the other Party after the end of each fiscal year, in English and U.S. dollars, a balance sheet of the Party, as of the end of such fiscal year, and a statement of income and a statement of changes in financial position of the Party for such year, prepared in accordance with U.S. GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and with an audit opinion thereon from independent public accountants of recognized national standing.

      (b) Each Party will furnish to the other Party in English and U.S. dollars after the end of the first, second and third quarterly accounting periods in each fiscal year of the Party,


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            and in any event within thirty (30) days thereafter, a balance sheet of the Party as of the end of each such quarterly period, and a statement of income and a statement of changes in financial position of such Party for such period and for the current fiscal year to date, prepared in accordance with U.S. GAAP. Said financial statements shall be signed by an officer of the Party who shall state that such financial statements are in accordance with generally accepted accounting principles.

      (c)   The foregoing financial statements required under Section 7.7(a) and
            (b) shall be delivered by each party to the other Party as soon as practicable and in any event at least 15 days prior to the date such financial statements are required to be filed by LTC with the SEC.

      (d) The Chief Financial Officers of LTC and GAIA shall establish appropriate procedures and mechanisms for coordinating on all financial, auditing and capital raising matters affecting either or both Parties.

      (e) The Parties shall establish appropriate procedures and mechanisms to assure an equitable arrangement for determining, allocating, calculating, booking and disclosing sales, costs, transfer pricing, revenues and profits.

      (f) To such financial statements there shall appended a discussion and analysis, in reasonable detail, of such financial statements and the general business condition and prospects of the Party by management of the Party so as to assist the recipients in understanding and interpreting such financial statements.

      (g) Each Party shall deliver to the other Party at the time of delivery of the foregoing financial statements, such additional information about the business and operations of such Party as is required to be disclosed to the SEC in any filing required to be made by LTC.

      (h) GAIA shall also prepare all financial statements GAIA as are required by German law prepared in German and in accordance with German accepted accounting principles and deliver a copy of the same to LTC within five days of completion of the same.

8.    CONFIDENTIALITY AND PUBLIC DISCLOSURE

      8.1 Definition of Confidential Information. "Confidential Information" shall mean that information of any Party which is disclosed to the other Party ("Recipient") by reason of the parties' relationship hereunder, either directly or indirectly in any written or recorded form, orally, or by drawings or inspection of parts or equipment, and, either in writing and marked as confidential or proprietary, or if oral, reduced to writing similarly marked within thirty (30) days of disclosure.

      8.2 Permitted Use of Confidential Information. Recipient shall receive and use the Confidential Information only for performance of Recipient's obligations hereunder, and will not use Confidential Information for any other purpose, and shall not disclose such Confidential Information


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to any person or persons who do not need to have knowledge of such Confidential
Information in the course of their employment.

      8.3 Exceptions. It is expressly understood that Recipient shall not liable for disclosure of any Confidential Information if the same:

      (a)   was in the public domain at the time it was disclosed;

      (b)   was known to Recipient at the time of disclosure;

      (c) is disclosed with the prior written approval of the other Party hereto;

      (d)   was independently developed by Recipient; or

      (e) becomes known to Recipient, on a non-confidential basis, from a source other than another Party hereto, without breach of this Agreement by Recipient.

      8.4 LTC Public Company Regulations. LTC is a publicly traded corporation subject to SEC and other governmental laws, rules and regulations, including but not limited to those regulating disclosure of Confidential Information or inside information and actions based on such information. The nature of the Strategic Alliance will be such that employees or shareholders of GAIA may have occasion to become privy to LTC confidential or inside information. GAIA employees and shareholders shall be restricted in the same manner as would be LTC employees and shareholders from disseminating or acting upon such information.

9.    DISPUTE RESOLUTION

      9.1 Arbitration. In the event of any dispute between the Parties relating to this Agreement, including its scope or validity, the Parties shall first try to resolve the matter through good faith negotiation and, if a resolution cannot be achieved in that manner, then the matter shall be submitted to binding arbitration in Geneva, Switzerland (or such other place as the parties may agree to) under the applicable rules of the American Arbitration Association. The arbitration shall be by a single arbitrator selected in accordance with the procedures of the American Arbitration Association but who shall be technically grounded and whose experience and training shall enable him or her to readily comprehend the technical aspects of the issues to be decided. At the request of any Party, the arbitrator may permit discovery of documents and things as provided in the Federal Rules of Civil Procedure of the United States. The costs of the arbitration shall be shared equally by both Parties but the arbitrator shall award costs, including the amount paid to the arbitrator but excluding attorney's fees, to the prevailing parties.

      9.2 Arbitrator's Award. The arbitrator's award may be enforced in any court of competent jurisdiction, and the parties hereby submit themselves to the jurisdiction of the federal or state court within the State of New York for that purpose and any court of competent jurisdiction in Germany.

      9.3 Emergency Relief. Notwithstanding the provisions of Sections 9.1 and 9.2, in the event any Party requires emergency relief to protect the value or confidentiality of its information, it


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may seek the same in any federal or state court sitting in the State of New York and any court of competent jurisdiction in Germany, and both Parties agree to and hereby submit to the jurisdiction of any such court for that purpose and agree further that service of process to initiate such action may be made (and shall be sufficient if so made) by certified or registered mail, with return receipt.

10.   MISCELLANEOUS

      10.1 Good Faith and Relationship Between Parties.

      (a) In entering into this Agreement the Parties hereto recognize that it is impracticable to make provisions for every contingency that may arise in the course of the performance thereof. If by reason of any unforeseen occurrence or development the operation of the Agreement is likely to cause any inequitable hardship to either of the Parties hereto, the Parties hereto shall negotiate immediately in good faith as to what manner the terms and conditions of this Agreement may be modified in order to provide an equitable solution in so far as such is possible within the spirit of this Agreement for such unforeseen occurrence or development.

      (b) The Parties hereto hereby agree and declare that they will execute and do all such acts and things as are necessary and within their power and authority for the time being to carry into effect and/or to comply with the provisions of this Agreement.

      (c) It is expressly agreed that the relationship between the Parties shall not constitute a partnership or agency of any kind and neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written authorization of the Party to do so.

      10.2 Limited Liability. Except as set forth herein, no Party shall be liable to the other Party, or any third parties for any obligation of such other Party.

      10.3 Entire Agreement. This Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and communications between the Parties.

      10.4 Amendment. This Agreement may be amended only by written agreement of both Parties. Each Party acknowledges that it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless the same is in writing and executed by both Parties.

      10.5 Waiver. No waiver by a Party of any provision hereof, in whole or in part, shall operate as a waiver of any other provision hereof. The exercise by any Party of any of its rights under this Agreement shall not preclude or prejudice such Party from exercising any other right it may have under this Agreement, irrespective of any previous action or proceeding taken by it hereunder.

      10.6 Severability. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be void, invalid, illegal or unenforceable in any respect, such holding


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shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such void, invalid, illegal or unenforceable provision had never been contained herein.

      10.7 Headings. The headings of the Articles and sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

      10.8 Counterparts. This Agreement may be executed by the Parties in separate counterparts (by original or facsimile signature) each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

      10.9 Further Assurances. The Parties shall do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

      10.10 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, telecopied (with receipt confirmed), by overnight courier service or mailed, by certified or registered mail:

      (a)   If to LTC, to:

                  Lithium Technology Corporation
                  5115 Campus Drive
                  Plymouth Meeting, Pennsylvania  19462-1129
                  Attention:  Mr. David J. Cade
                  Facsimile:  (610) 940-6091

                  With a copy to:

                  Gallagher, Briody & Butler
                  155 Village Boulevard, Suite 201
                  Princeton, New Jersey  08540
                  Attention:  Barbara J. Comly, Esq.
                  Facsimile:  (609) 452-0090

      (b)   If to GAIA, to:

                  GAIA AKKUMULATORENWERKE GmbH
                  Montaniastarsse 17
                  D-99734 Nordhausen
                  Germany
                  Attention: Dr. Franz Josef Kruger
                  Facsimile:  49 36 31 616749


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                  With a copy to:

                  Davis, Matthews & Quigley, P.C.
                  14th Floor, Lenox Towers II
                  3400 Peachtree Road, Northeast
                  Atlanta, Georgia  30326
                  Attention:  J. Michael Harrison, Esq.
                  Facsimile:  (404) 261-0159


      10.11 Governing Law and Language. This Agreement shall be constructed in accordance with law of the State of Delaware, United States of America. This Agreement has been prepared in the English language and, notwithstanding any translations of this Agreement, the English language shall control its interpretations. Except as provided herein, all documents, information, financial statements, notices etc. required to be delivered by either Party under this Agreement are to be prepared and delivered in English.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                       LITHIUM TECHNOLOGY CORPORATION

                                       By: /s/ David J. Cade
                                           ------------------------------------
                                           David Cade
                                           Chairman and Chief Executive Officer

                                       GAIA AKKUMULATORENWORENWERKE GMBH

                                       By: /s/ Franz Kruger
                                           ------------------------------------
                                           Franz Kruger
                                           Chief Executive Officer



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